Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (October 31, 2016) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and nine month periods ended September 30, 2016. For the three month period ended September 30, 2016, the Company reported net income of $985,000, or $0.16 per share, basic and diluted, compared to net income of $510,000, or $0.08 per share basic and diluted, for the three month period ended September 30, 2015. For the nine month periods ended September 30, 2016, the Company’s net income was $1.8 million, or $0.29 per share basic and diluted. For the nine month period ended September 30, 2015, the company’s net income was $1.7 million, or $0.27 per share, basic and diluted.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company experienced net loan growth of $18.3 million during the three month period ended September 30, 2016. The Company’s Nashville loan production office has originated loans with balances totaling $39.5 million at September 30, 2016, as compared to $23.3 million at June 30, 2016, and $7.8 million at September 30, 2015. Our loan pipeline remains robust. In addition to commercial loan growth, our secondary market loan operation continues to find success. In October 2016, we opened a loan production office in Brentwood, Tennessee, that enhances both our secondary market and portfolio lending in the attractive Williamson County, Tennessee market.” Mr. Peck concluded.

Financial Highlights

•	At September 30, 2016, the Company’s tangible book value was $14.31 per share and tangible common equity ratio was 10.18%. The Company’s tangible book value and common equity ratio computations do not include 514,187 shares of common stock held by the Company’s ESOP that the Company has currently not committed to release.

•	The Company purchased 16,029 shares of its common stock in the three month period ended September 30, 2016, at a weighted average price of $11.44 per share. For the nine month period ended September 30, 2016, the Company purchased 154,247 shares of its common stock at a weighted average price of $11.72 per share. At September 30, 2016, the Company owns 1,240,135 shares of treasury stock at a weighted average cost of $12.32 per share.

•	The Company’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at September 30, 2016, were 10.87% and 16.92%, respectively. The Bank’s Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at September 30, 2016, were 10.75% and 16.76%, respectively.

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HFBC Reports Third Quarter Results

October 31, 2016

Asset Quality

At September 30, 2016, the Company’s level of non-accrual loans totaled $11.7 million, as compared to $7.4 million at December 31, 2015. A summary of non-accrual loans at September 30, 2016, and December 31, 2015, is as follows:

	September 30, 2016	December 31, 2015
	(Dollars in Thousands)
One-to-four family mortgages	$700	$2,234
Home equity line of credit	124	48
Multi-family	1,772	1,968
Land	7,842	1,553
Non-residential real estate	248	247
Farmland	—	166
Consumer loans	31	8
Commercial loans	947	1,198

Total non-accrual loans	$11,664	$7,422

The increase in non-accrual loans at September 30, 2016, as compared to December 31, 2015, is largely the result of one land development relationship that has been classified as substandard since July of 2013. The collateral for the loan consists of undeveloped land that is being held for future commercial development and a single family residence.

At September 30, 2016, non-performing assets totaled $12.4 million, or 1.43% of total assets. At September 30, 2016, the Company had no loans past due 90 days or more and still accruing interest. A summary of the activity in other real estate owned for the nine month period ended September 30, 2016, is as follows:

		Activity During 2016
	Balance			Reduction	Gain (Loss)	Balance
	12/31/2015	Foreclosures	Proceeds	in Values	on Sale	9/30/2016
	(Dollars in Thousands)
One-to-four family mortgages	$55	—	(43)	—	(12)	$—
Home equity line of credit	—	68	—	—	—	68
Multi-family real estate	—	141	—	—	—	141
Land	943	130	(987)	—	(13)	73
Non-residential real estate	738	—	(270)	—	(9)	459
Consumer	—	15	(19)	—	4	—

Total	$1,736	354	(1,319)	—	(30)	$741

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HFBC Reports Third Quarter Results

October 31, 2016

Asset Quality (continued)

For the nine month period ended September 30, 2016, the Company’s balance of loans classified as Troubled Debt Restructurings (“TDRs”) increased from $5.5 million to $6.5 million. The increase is the result of one lending relationship in which the customer’s payment terms were revised to provide for interest only payments while the customer attempts to sell the collateral. A summary of the activity in loans classified as TDRs for the nine month period ended September 30, 2016, is as follows:

	Balance at	New	Loss or	Loan	Removed from (Taken to)	Balance at
	12/31/15	TDR	Foreclosure	Amortization	Non-accrual	09/30/16
	(Dollars in Thousands)
Multi-family real estate	—	816	—	—	—	816
Non-residential real estate	$5,536	228	—	(77)	—	5,687

Total performing TDR	$5,536	1,044	—	(77)	—	$6,503

At September 30, 2016, the Company’s level of loans classified as substandard was $31.9 million as compared to $28.1 million at December 31, 2015. The $3.8 million increase in classified assets at September 30, 2016, as compared to December 31, 2015, is largely the result of one large commercial agri-business loan that has been negatively affected by the decline in commodity prices and one unrelated multi-family loan. At September 30, 2016, the Company’s classified loan to total risk-based capital ratio was 31.8%. The Company’s specific reserve for impaired loans was $605,000 at September 30, 2016, and $630,000 at December 31, 2015. A summary of the level of classified loans and the Company’s allocation of its allowance for loan loss by loan type at September 30, 2016, is as follows:

						Specific	Allowance
						Allowance	for
		Special	Impaired Loans			for	Performing
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$144,587	753	1,404	—	146,744	—	1,132
Home equity line of credit	34,023	25	515	—	34,563	—	335
Junior liens	1,557	32	12	—	1,601	—	11
Multi-family	27,623	—	4,795	—	32,418	351	157
Construction	37,775	—	—	—	37,775	—	806
Land	14,562	37	8,400	—	22,999	—	1,044
Non-residential real estate	160,096	5	10,658	—	170,759	101	1,143
Farmland	44,066	505	2,306	—	46,877	—	1,015
Consumer loans	8,605	—	303	—	8,908	70	143
Commercial loans	79,484	666	3,534	—	83,684	83	421

Total	$552,378	2,023	31,927	—	586,328	605	6,207

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HFBC Reports Third Quarter Results

October 31, 2016

Net Interest Income

For the three month period ended September 30, 2016, total interest income was $8.0 million, as compared to $7.7 million for the three month period ended June 30, 2016, and $8.0 million for the three month period ended September 30, 2015. For the three month period ended September 30, 2016, total interest expense was $1.3 million, representing a linked quarter increase of $47,000 and a decline of $318,000 as compared to the three month period ended September 30, 2015. The decline of interest expense for the three month period ended September 30, 2016, as compared to the three month period ended September 30, 2015, is largely attributable to maturities of higher costing time deposits, reducing the Company’s interest expense on deposits by $202,000 as compared to the three month period ended September 30, 2015. On a linked quarter basis, the slight increase in interest expense is largely the result of $12.7 million increase in total deposit balances and a 0.03% increase in the total cost interest bearing liabilities. For the three month period ended September 30, 2016, the Company’s interest expense on subordinated debentures declined by $87,000 as compared to the three month period ended September 30, 2015, due to the maturing of an interest rate swap on the debenture.

For the three month period ended September 30, 2016, the Company’s net interest income was $6.7 million, compared to $6.4 million for the three month periods ended June 30, 2016, and September 30, 2015, respectively. For the three month period ended September 30, 2016, the Company’s net interest margin was 3.41%, as compared to 3.28% for the three month period ended June 30, 2016, and 3.25% for the three month period ended September 30, 2015. The net interest margin for the three month period ended June 30, 2016, was negatively influenced by a large loan being classified as non-accrual, resulting in a $200,000 reduction of interest income on loans.

For the nine month period ended September 30, 2016, the Company’s total interest income was $23.8 million, as compared to $25.1 million for the nine month period ended September 30, 2015. The $1.3 million decline in total interest income for the nine month period ended September 30, 2016, as compared to September 30, 2015, was largely the result of a $1.7 million decline in investment income. For the nine month period ended September 30, 2015, the Company experienced an $830,000 recovery on a previously non-accrual investment. In addition to the investment income recovery, the combined average balance of taxable and tax free investments for the nine month period ended September 30, 2016, declined by $27.6 million as compared to the nine month period ended September 30, 2015.

For the nine month period ended September 30, 2016, the Company’s interest expense was $4.0 million, as compared to $4.9 million for the nine month period ended September 30, 2015. The decline of interest expense is the result of both lower interest rates and reduced average balances of time deposits. For the nine month period ended September 30, 2016, the average balance of retail time deposits were $257.8 million and their average cost was 0.95%. For the nine month period ended September 30, 2015, the average balance of retail time deposits were $289.2 million and their average cost was 1.16%. For the nine month period ended September 30, 2016, the Company’s interest expense on subordinated debentures was $287,000, or 3.71%, as compared to $553,000, or 7.15%, for the nine month period ended September 30, 2015. The decline in subordinated debentures interest expense is the result of the maturity of the Company’s interest rate swap on its debenture.

For the nine month period ended September 30, 2016, the Company’s net interest income was $19.8 million, as compared to $20.2 million for the nine month period ended September 30, 2015. For the nine month period ended September 30, 2016, the Company’s net interest margin was 3.36%, as compared to 3.40% for the nine month period ended September 30, 2015. For the nine month period ended September 30, 2015, the recovery of non-accrual investment interest added 0.16% to the Company’s net interest margin.

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HFBC Reports Third Quarter Results

October 31, 2016

Non-interest Income

On a linked quarter basis, total non-interest income declined by $25,000 largely due to a $60,000 decline in financial services income. On a linked quarter basis, mortgage origination revenue declined by $20,000 while gains on the sale of securities and income from bank owned life insurance both increased by $27,000. For the three month period ended September 30, 2016, total non-interest income was $9,000 higher as compared to the three month period ended September 30, 2015. For the three month period ended September 30, 2016, service charge income was $719,000, representing a $31,000 decline as compared to the three month period ended September 30, 2015. For the three month period ended September 30, 2016, merchant card income was $308,000, as compared to $286,000 for the three month period ended September 30, 2015. The Company’s mortgage origination revenue for the three month period ended September 30, 2016, was $415,000, as compared to $345,000 for the three month period ended September 30, 2015. For the three month period ended September 30, 2016, financial services income was $131,000, as compared to $186,000 for the three month period ended September 30, 2015.

For the nine month period ended September 30, 2016, non-interest income was $5.9 million, as compared to $5.7 million for the nine month period ended September 30, 2015. The increase in non-interest income for the nine month period ended September 30, 2016, as compared to the nine month period ended September 30, 2015, is largely the result of a $353,000 increase in mortgage origination revenue. For the nine month period ended September 30, 2016, other operating income was $568,000, as compared to $483,000 for the nine month period ended September 30, 2015. For the nine month period ended September 30, 2016, gains on the sale of securities were $422,000, a decline of $130,000 as compared to the nine month period ended September 30, 2016.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses declined by $256,000. On a linked quarter basis, the most significant increases in operating expenses was a $40,000 increase in data processing expenses and a $63,000 increase in professional services expenses. For the three month period ended September 30, 2016, the Company’s salaries and benefits expenses declined by $144,000 and other operating expense declined by $140,000, respectively, as compared to the three month period ended June 30, 2016. During the three month period ended September 30, 2016, the Company sold real estate accounted for a fixed asset for a gain of $72,000.

For the three month period ended September 30, 2016, non-interest expenses declined by $200,000 as compared to the three month period ended September 30, 2015. For the three month period ended September 30, 2016, salaries and benefits expense declined by $203,000 as compared to the three month period ended September 30, 2015. For the three month period ended September 30, 2016, other non-interest expense declined by $67,000 as compared to the three month period ended September 30, 2015. For the three month period ended September 30, 2016, no other non-interest expense items increased or decreased by more than $50,000 as compared to the three month period ended September 30, 2015.

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HFBC Reports Third Quarter Results

October 31, 2016

Non-interest Expense (continued)

For the nine month period ended September 30, 2016, non-interest expenses were $22.7 million, a decline of $612,000 as compared to the nine month period ended September 30, 2015. For the nine month period ended September 30, 2016, expense items changing by more than $100,000 as compared to the nine month period ended September 30, 2015, include:

	Nine Month Period Ended		Dollar	Percentage
	09/30/16	09/30/15	Change	Change
Salaries and benefits	$11,646	$12,148	($502)	-4.13%
Occupancy	$2,398	$2,278	$120	5.27%
Professional services	$1,008	$1,177	($169)	-14.36%
Loss on sale of other real estate owned	$30	$716	($686)	-95.81%
Other expenses	$1,771	$1,446	$325	22.48%

Balance Sheet

At September 30, 2016, consolidated assets were $871.9 million, a decline of $31.2 million as compared to December 31, 2015. For the nine month period ended September 30, 2016, the Company experienced a $14.0 million decrease in time deposits, a $4.0 million decrease in FHLB borrowings, a $25.3 million decrease in cash balances and a $22.7 million increase in net loan balances. To fund the growth in loan balances and reduction in FHLB borrowings and time deposits, the Company has reduced its balance in available for sale securities by $23.9 million, to $213.3 million at September 30, 2016, as compared to December 31, 2015.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and two loan production offices in Nashville, Tennessee, and Brentwood Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

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HFBC Reports Third Quarter Results

October 31, 2016

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and due from banks	$24,741	46,926
Interest-earning deposits	4,695	7,772

Cash and cash equivalents	29,436	54,698
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	213,289	237,177
Loans held for sale	1,547	2,792
Loans receivable, net of allowance for loan losses of $6,812 at September 30, 2016, and $5,700 at December 31, 2015	579,063	556,349
Accrued interest receivable	3,603	4,139
Real estate and other assets owned	741	1,736
Bank owned life insurance	10,581	10,319
Premises and equipment, net	23,579	24,034
Deferred tax assets	2,144	2,642
Other assets	3,495	4,840

Total assets	$871,906	903,154

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$130,327	125,070
Interest-bearing accounts
Interest-bearing checking accounts	182,360	203,779
Savings and money market accounts	98,929	95,893
Other time deposits	300,701	314,664

Total deposits	712,317	739,406
Advances from Federal Home Loan Bank	11,000	15,000
Repurchase agreements	44,465	45,770
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	1,111	614
Dividends payable	287	287
Accrued expenses and other liabilities	3,554	4,137

Total liabilities	783,044	815,524

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at September 30, 2016, and December 31, 2015	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,963,378 issued and 6,723,243 outstanding at September 30, 2016, and 7,951,699 issued and 6,865,811 outstanding at December 31, 2015	80	79
Additional paid-in-capital	58,658	58,604
Retained earnings	48,176	47,124
Treasury stock- common (at cost, 1,240,135 shares at September 30, 2016, and 1,085,888 shares at December 31, 2015)	(15,279)	(13,471)
Unallocated ESOP shares (at cost 514,187 shares at September 30, 2016, and 546,413 shares at December 31, 2015)	(6,756)	(7,180)
Accumulated other comprehensive income, net of taxes	3,983	2,474

Total stockholders’ equity	88,862	87,630

Total liabilities and stockholders’ equity	$871,906	903,154

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods		For the Nine Month Periods
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Interest income:
Loans receivable	6,569	6,374	19,175	18,895
Securities available for sale - taxable	1,099	1,237	3,544	4,953
Securities available for sale - nontaxable	326	398	1,019	1,267
Interest-earning deposits	10	3	38	11

Total interest income	8,004	8,012	23,776	25,126

Interest expense:
Deposits	1,044	1,246	3,146	3,751
Advances from Federal Home Loan Bank	33	71	134	206
Repurchase agreements	139	130	421	368
Subordinated debentures	99	186	287	553

Total interest expense	1,315	1,633	3,988	4,878

Net interest income	6,689	6,379	19,788	20,248
Provision for loan losses	255	275	1,178	760

Net interest income after provision for loan losses	6,434	6,104	18,610	19,488

Non-interest income:
Service charges	719	750	2,094	2,184
Merchant card income	308	286	913	842
Mortgage origination revenue	415	345	1,218	865
Gain on sale of securities	79	103	422	552
Income from bank owned life insurance	104	108	265	252
Financial services commission	131	186	455	539
Other operating income	189	158	568	483

Total non-interest income	1,945	1,936	5,935	5,717

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods		For the Nine Month Periods
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Non-interest expenses:
Salaries and benefits	3,757	3,960	11,646	12,148
Occupancy	810	788	2,398	2,278
Data processing	744	724	2,175	2,117
State deposit tax	248	260	743	759
Intangible amortization	—	—	—	32
Professional services	368	380	1,008	1,177
Deposit insurance and examination	164	135	496	403
Advertising	376	337	1,067	983
Postage and communications	157	162	484	428
Supplies	148	107	456	364
Loss (gain) on real estate owned	22	(18)	30	716
Loss (gain) on sale of fixed assets	(72)	—	(72)	—
Real estate owned	182	202	443	406
Other operating	449	516	1,771	1,446

Total non-interest expense	7,353	7,553	22,645	23,257

Income before income tax	1,026	487	1,900	1,948
Income tax expense (benefit)	41	(23)	102	200

Net income	985	510	1,798	1,748

Net income per share:
Basic	$0.16	$0.08	$0.29	$0.27

Diluted	$0.16	$0.08	$0.29	$0.27

Dividend per share	$0.04	$0.04	$0.12	$0.12

Weighted average shares outstanding - basic	6,212,231	6,359,556	6,247,536	6,493,449

Weighted average shares outstanding - diluted	6,212,231	6,359,556	6,247,536	6,493,449

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three
	Months Ended
			Change from
	September 30, 2016	June 30, 2016	Prior Quarter
Interest and dividend income:
Loans receivable	6,569	6,141	428
Securities available for sale - taxable	1,099	1,198	(99)
Securities available for sale - nontaxable	326	340	(14)
Interest-earning deposits	10	12	(2)

Total interest and dividend income	8,004	7,691	313

Interest expense:
Deposits	1,044	1,007	37
Advances from Federal Home Loan Bank	33	28	5
Repurchase agreements	139	139	—
Subordinated debentures	99	94	5

Total interest expense	1,315	1,268	47

Net interest income	6,689	6,423	266
Provision for loan losses	255	465	(210)

Net interest income after provision for loan losses	6,434	5,958	476

Non-interest income:
Service charges	719	698	21
Merchant card income	308	314	(6)
Mortgage orgination revenue	415	435	(20)
Gain on sale of securities	79	52	27
Income from bank owned life insurance	104	77	27
Financial services commission	131	191	(60)
Other operating income	189	203	(14)

Total non-interest income	1,945	1,970	(25)

This information is preliminary and based on Company data available at the time of the presentation

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three
	Months Ended
			Change from
	September 30, 2016	June 30, 2016	Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,757	3,901	(144)
Occupancy	810	801	9
Data processing	744	704	40
State deposit tax	248	247	1
Professional services	368	305	63
Deposit insurance and examination	164	159	5
Advertising	376	371	5
Postage and communications	157	172	(15)
Supplies expense	148	159	(11)
Loss (gain) on real estate owned	22	(1)	23
Loss (gain) on sale of fixed assets	(72)	—	(72)
Real estate owned	182	202	(20)
Other operating	449	589	(140)

Total non-interest expense	7,353	7,609	(256)

Income before income tax expense	1,026	319	707
Income tax expense	41	15	26

Net income	985	304	681

Net income per share
Basic	$0.16	$0.05	$0.11

Fully diluted	$0.16	$0.05	$0.11

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,212,231	6,232,457

Weighted average shares outstanding - diluted	6,212,231	6,232,457

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2016, and September 30, 2015, by $506,000 and $625,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.80% for the nine month period ended September 30, 2016, and 0.95% for the nine month period ended September 30, 2015. The table adjusts tax-free loan income by $20,000 and $5,000, respectively, for nine month periods ended September 30, 2016, and September 30, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Balance	Expense	Rates	Balance	Expense	Rates
	9/30/2016	9/30/2016	9/30/2016	9/30/2015	9/30/2015	9/30/2015
	(Table Amounts in Thousands, Except Percentages)
Loans	$562,870	19,195	4.55%	550,047	18,900	4.58%
Investments AFS taxable	194,657	3,544	2.43%	208,721	4,953	3.16%
Investment AFS tax free	40,283	1,525	5.05%	53,859	1,892	4.68%
Interest bearing deposits	8,168	38	0.62%	5,096	11	0.29%

Total interest earning assets	805,978	24,302	4.02%	817,723	25,756	4.20%

Other assets	74,212			74,136

Total assets	$880,190			891,859

Retail time deposits	257,790	1,835	0.95%	289,157	2,516	1.16%
Brokered deposits	35,853	294	1.09%	32,706	279	1.14%
Saving & MMDA	98,510	129	0.17%	95,016	146	0.20%
Interest bearing checking	203,736	888	0.58%	195,929	810	0.55%
FHLB borrowings	12,876	134	1.39%	17,315	206	1.59%
Repurchase agreements	44,186	421	1.27%	43,726	368	1.12%
Subordinated debentures	10,310	287	3.71%	10,310	553	7.15%

Total interest bearing liabilities	663,261	3,988	0.80%	684,159	4,878	0.95%

Non-interest bearing deposits	124,788			112,198
Other liabilities	3,501			4,363
Stockholders’ equity	88,640			91,139

Total liabilities and stockholders’ equity	$880,190			$891,859

Net interest income		20,314			20,878

Net interest spread			3.22%			3.25%

Net interest margin		3.36%			3.40%

This information is preliminary and based on Company data available at the time of the presentation.

-MORE-

HFBC Reports Third Quarter Results

October 31, 2016

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2016, and September 30, 2015, by $162,000 and $197,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.80% for the three month period ended September 30, 2016, and 0.97% for the three month period ended September 30, 2015. The table adjusts tax-free loan income by $6,000 for three month periods ended September 30, 2016, and $3,000 for the three month period ended September 30, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	9/30/2016	9/30/2016	9/30/2016	9/30/2015	9/30/2015	9/30/2015
	(Table Amounts in Thousands, Except Percentages)
Loans	$575,083	6,575	4.57%	$555,792	6,377	4.59%
Investments AFS taxable	185,812	1,099	2.37%	196,524	1,237	2.52%
Investment AFS tax free	38,467	488	5.07%	51,063	595	4.66%
Interest bearing deposit	5,517	10	0.73%	6,305	3	0.19%

Total interest earning assets	804,879	8,172	4.06%	809,684	8,212	4.06%

Other assets	69,248			67,860

Total assets	$874,127			$877,544

Retail time deposits	255,840	617	0.96%	286,516	840	1.17%
Brokered deposits	38,574	107	1.11%	30,149	89	1.18%
Savings & MMDA	99,077	42	0.17%	94,679	45	0.19%
Interest bearing checking	191,721	278	0.58%	191,903	272	0.57%
FHLB borrowings	14,022	33	0.94%	10,685	71	2.66%
Repurchase agreements	46,282	139	1.20%	47,124	130	1.10%
Subordinated debentures	10,310	99	3.84%	10,310	186	7.22%

Total interest bearing liabilities	655,826	1,315	0.80%	671,366	1,633	0.97%

Non-interest bearing deposits	125,598			114,319
Other liabilities	3,781			4,574
Stockholders’ equity	88,922			87,285

Total liabilities and stockholders’ equity	$874,127			$877,544

Net interest income		6,857			6,579

Interest rate spread			3.26%			3.09%

Net interest margin		3.41%			3.25%

This information is preliminary and based on Company data available at the time of the presentation.

-END-